UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2015

EZJR, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53810

Nevada	30-0802599
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8250 W. Charleston Blvd. Suite 110, Las Vegas, NV	89117
(Address of principal executive offices)	(Zip Code)

702-544-0195

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 28, 2015, EZJR, Inc. (“EZJR” or “the Company”) modified its Marketing and Selling Agreement with Her Holding, Inc. (“Her”). Under the terms of the modified Agreement, Her will receive four million (4,000,000) unregistered restricted shares of EZJR in exchange for reducing its royalties from ten percent (10.0%) to two and one-half percent (2.5%). Additionally, under the terms of the amended Agreement, effective September 1, 2015, 1) EZJR will be responsible for all costs associated with customer service, and 2), EZJR will be responsible for all telephony and connectivity costs incurred at physical Her store locations. Management believes this modification will improve the Company's cash flows and should have a positive effect on the bottom line. See Exhibit 10.11.

Item 3.02 Unregistered Sales of Equity Securities

As of August 28, 2015, in connection with a modification of the Marketing and Selling Agreement with Her Holding, Inc. (“Her”), EZJR agreed to issue 4,000,000 shares of its unregistered restricted common stock to Her.

Before Her received its unregistered securities, they were known to EZJR and its management, through long-term pre-existing business relationship. EZJR did not engage in any form of general solicitation or general advertising in connection with this transactions. The shareholders were provided access to all material information, which they requested and all information necessary to verify such information and was afforded access to our management in connection with this transaction. The shareholders of Her acquired these securities for investment and not with a view toward distribution, acknowledging such intent to us. They understood the ramifications of their actions. The shares of common stock issued contained a legend restricting transferability absent registration or applicable exemption.

EZJR relied upon Section 4(2) of the Securities Act for the offer and sale. EZJR believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.

The number of shares of common stock, par value $0.001, of EZJR issued and outstanding prior to the amended Marketing and Selling Agreement was approximately 28,599,576 shares, and immediately after the amended Marketing and Selling Agreement there will be approximately 32,599,576 shares issued and outstanding.

Item 7.01 Regulation FD Disclosure

On August 31, 2015, EZJR issued a press release announcing the modification of its Marketing and Selling Agreement with Her Holding, Inc.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits

 (c) Exhibits:

Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date
10.11	Marketing and Selling Agreement between EZJR and Her Imports, LLC, along with Marketing and Selling Agreement Amendment #2, dated August 28, 2015	X
99.1	Press release of the Registrant dated August 31, 2015 announcing a modification to its Marketing and Selling Agreement with Her Holding, Inc.*	X

* This exhibit is intended to be furnished and shall not be deemed "filed" for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EZJR, Inc. Registrant

Date: August 31, 2015	/s/ Barry Hall_____
Name: Barry Hall
Title: CEO/CFO